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                                                                      Exhibit 21
                           Subsidiaries of Emtec, Inc.


                                   State of Incorporation or
    Subsidiary                          Organization                    Percentage Ownership
    ----------                          ------------                    --------------------
   Emtec, Inc.                           New Jersey                             100%
